UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 24, 2012 (January 20, 2012)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices) (ZIP Code)

(866) 655-3600
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2012, the Board of Directors of Behringer Harvard Opportunity REIT I, Inc. (the “Company”, “we”, “our”, or “us”) elevated Robert S. Aisner from his positions as Chief Executive Officer and President of the Company to Vice Chairman of the Board.  Michael J. O’Hanlon was appointed as Chief Executive Officer and President to fill the vacancies created thereby.  Mr. Aisner remains a member of the Board of Directors.  The Board also elected Lisa Ross as Treasurer of the Company.  As Treasurer, Ms. Ross is the Company’s principal accounting officer.

Mr. O’Hanlon, 60, also serves as Chief Executive Officer and President of several other Behringer Harvard—sponsored programs, including Behringer Harvard Opportunity REIT II, Inc., another public non-traded REIT, effective as of January 23, 2012.  Prior to his appointment as an officer of the Company, Mr. O’Hanlon was an independent director of Behringer Harvard Multifamily REIT II, Inc., a public non-traded REIT sponsored by Behringer Harvard, from September 2011 through December 2011. From September 2010 to December 2011, Mr. O’Hanlon was President and Chief Operating Officer of Billingsley Company, a major Dallas, Texas based owner, operator and developer that has interests in commercial office, industrial, retail, and multifamily properties. From November 2007 to October 2009, Mr. O’Hanlon served as Chief Executive Officer and President for Inland Western Retail Real Estate Trust, Inc., a public non-traded REIT, where he was responsible for an $8.5 billion national retail and office portfolio consisting of 335 properties and 51 million square feet. From January 2005 to October 2007, Mr. O’Hanlon served as head of Asset Management for Inland Real Estate Group of Companies.  In total, Mr. O’Hanlon has over 30 years of management experience with public and private firms with commercial real estate portfolios, with a broad range of responsibilities including overseeing acquisitions, dispositions, restructurings, joint ventures and capital raising, and with experience with a diverse group of real estate-related investments including multifamily and debt-related investments.  Mr. O’Hanlon received a Masters of Business Administration, Finance-Money and Financial Markets degree in 1979 from Columbia University Graduate School of Business.  Mr. O’Hanlon has also received a Bachelor of Science, Accounting degree in 1973 from Fordham University. Mr. O’Hanlon has served and been an active member of the Real Estate Roundtable, NAREIT, ICSC and ULI.

Ms. Ross, 48, also serves as the Senior Controller and Director of Financial Reporting for the Company and is responsible for our financial reporting.  She also serves in similar positions for other Behringer Harvard-sponsored programs.  Prior to joining Behringer Harvard, from 2006 to 2010, Ms. Ross served as the Controller for a private real estate development project and managed the accounting and reporting for a private family wealth office with investments in real estate, oil and gas and other financial investments.  From 1996 to 2005, Ms. Ross was Partnership Controller for The Hampstead Group, a privately held real estate investment company, where she oversaw the financial reporting and investor valuation for four funds with investments of approximately $1 billion. From 1989 to 1995, Ms. Ross served in multiple capacities for McNeil Real Estate Management, including Partnership Controller where she oversaw the financial and tax reporting for three non-traded public real estate investment funds and one privately held real estate investment fund with investments of approximately $250 million.  Ms. Ross has a Bachelor of Business Administration from Baylor University and a Master of Management and Administrative Sciences from University of Texas at Dallas.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2012, the Company’s Board of Directors approved the First Amendment to the Amended and Restated Bylaws (the “Bylaws”), effective as of January 20, 2012.  The Bylaws were amended in order to create the office of the Vice Chairman of the Board of Directors.

Item 9.01                                             Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	First Amendment to the Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: January 24, 2012	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President — Legal, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

3.1	First Amendment to the Amended and Restated Bylaws of the Company.